Exhibit 99.3

COUGAR HOLDINGS INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005

(Unaudited)

COUGAR HOLDINGS INC.

June 30, 2005

Introduction to Unaudited Pro Forma Consolidated Financial Statements

Pursuant to an Acquisition Agreement (the “Agreement”) dated as of June 9, 2005 by and among Cougar Holdings Inc., (“Cougar” or the “Company”), a public company listed for trading on the Over-the-Counter Bulletin Board, Hudson Capital Corporation, an Alberta, Canada corporation, Wuhan Youji Industries Co., Limited (“Wuhan Youji”), a People’s Republic of China corporation and the Shareholders of Wuhan Youji (“Wuhan Shareholders”), Cougar agreed to acquire 55,835,679 shares of common stock representing 100% of the issued and outstanding common stock of Wuhan Youji for 17,150,000 shares of voting common stock of the Company issued to Wuhan Shareholders.

Upon the closing of the Agreement on July 1, 2005, Wuhan Youji became a wholly-owned subsidiary of the Company and Wuhan Shareholders became the controlling shareholders of the Company.

The following unaudited pro forma consolidated financial statements give effect to the acquisition by Cougar of Wuhan Youji, to be accounted for as a purchase of which the reverse takeover accounting is adopted. The unaudited pro forma consolidated financial statements are derived from the historical financial statements of Cougar and Wuhan Youji.

The unaudited pro forma consolidated balance sheet gives effect to the acquisition as if it had occurred on June 30, 2005. The unaudited pro forma consolidated statement of operations gives effect to the acquisition as if it had occurred on July 1, 2004 for Cougar and January 1, 2005 for Wuhan Youji. The pro forma adjustments are based on certain assumptions that management believes are reasonable under the circumstances.

The pro forma information is not necessarily indicative of the results that would have been reported had such event actually occurred on the date specified, nor is it intended to project Cougar’s results of operations or financial position for any future period or date. The information set forth should be read in conjunction with Cougar’s audited financial statements for the year ended June 30, 2004, included in the Company’s Form 10-KSB Annual Report, and Form 10-QSB for the quarter ended March 31, 2005, and the financial statements of Wuhan Youji included elsewhere in this Form 8-K/A.

COUGAR HOLDINGS INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2005

(Unaudited)

(Stated in US Dollars)

	Cougar	Wuhan Youji	Pro Forma Adjustments		Pro Forma Consolidated Total
ASSETS
Current assets
Cash and cash equivalents	100	4,812,739			4,812,839
Marketable equity securities	—	14,128			14,128
Trade receivables	—	11,058,057			11,058,057
Due from related parties	—	39,276			39,276
Other receivables	—	1,642,367			1,642,367
Inventories	—	9,218,144			9,218,144
Prepaid expenses and deposits	78,325	2,830,554			2,908,879

Total current assets	78,425	29,615,265			29,693,690
Investments in equity securities	—	289,632			289,632
Property, plant and equipment, net	—	11,529,513			11,529,513
Deposit for acquisition of land use right	—	553,406			553,406
Deferred taxes	—	1,288,714			1,288,714

TOTAL ASSETS	78,425	43,276,530			43,354,955

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade payables	—	5,229,427			5,229,427
Other payables and accrued liabilities	—	4,458,681			4,458,681
Dividend payable	—	2,458,258			2,458,258
Income tax payable	—	361,198			361,198
Unsecured short-term bank loans	—	6,050,000			6,050,000

TOTAL LIABILITIES	—	18,557,564			18,557,564

COMMITMENTS AND CONTINGENCIES	—	—			—

MINORITY INTERESTS	—	1,285,251			1,285,251

STOCKHOLDERS’ EQUITY
Common stock	2,850	6,492,945	17,150	[a]	20,000
			(6,492,945)	[d]
Treasury stock	—	(244,689)	244,689	[d]	—
Additional paid-in capital	122,171	1,118,302	(17,150)	[a]	7,424,983
			(122,171)	[b]
			122,171	[b]
			(46,596)	[c]
			6,248,256	[d]
Statutory and other reserves	—	3,463,075			3,463,075
Accumulated other comprehensive income	—	264,754			264,754
(Accumulated deficit) Retained earnings	(46,596)	12,339,328	46,596	[c]	12,339,328

TOTAL STOCKHOLDERS’ EQUITY	78,425	23,433,715			23,512,140

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	78,425	43,276,530			43,354,955

See accompanying notes to financial statements.

COUGAR HOLDINGS INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

June 30, 2005

(Unaudited)

(Stated in US Dollars)

	Twelve months ended June 30, 2005	Six months ended June 30, 2005	Pro Forma Adjustments		Pro Forma Consolidated Total
	Cougar	Wuhan Youji
Revenue
Net sales	—	44,291,740			44,291,740
Cost of sales	—	(37,675,830)			(37,675,830)

Gross profit	—	6,615,910			6,615,910

Expenses
Administrative expenses	16,175	1,625,459			1,641,634
Mining property expenses	282	—			282
Depreciation	—	96,358			96,358
Research and development expenses	—	123,250			123,250
Other operating expenses	—	103,154			103,154
Selling and distribution expenses	—	1,156,671			1,156,671

	16,457	3,104,892			3,121,349

Income (loss) from operations before the following items and taxes	(16,457)	3,511,018			3,494,561
Interest income	63	28,875			28,938
Other income	482	140,269			140,751
Finance costs	—	(202,057)			(202,057)

Income (loss) from operations before taxes	(15,912)	3,478,105			3,462,193
Current taxes		(1,001,021)			(1,001,021)

Income (loss) from operations before minority interests	(15,912)	2,477,084			2,461,172
Minority interests	—	(190,728)			(190,728)

Net income (loss)	(15,912)	2,286,356			2,270,444

Income (loss) per share – basic and dilutive	(0.01)	0.04			0.11

			(55,393,079)	[e]
Weighted average shares outstanding – basic and dilutive	2,758,995	55,393,079	17,241,005	[e]	20,000,000

See accompanying notes to financial statements.

COUGAR HOLDINGS INC.

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005

(Stated in US Dollars)

(Unaudited)

1.	Acquisition of Wuhan Youji

The net assets of Cougar acquired are as follows:

Cash	$100
Prepaid expenses and deposits	78,325

78,425

2.	Pro Forma Adjustments

The following pro forma adjustments have been reflected in the pro forma financial information:

a.	To record the issuance of 17,150,000 shares of common stock of Cougar to acquire 100% of the issued and outstanding stock of Wuhan Youji.

b.	To eliminate the paid-in capital of Cougar against paid-in capital.

c.	To eliminate the accumulated deficit of Cougar against paid-in capital.

d.	To eliminate the issued and outstanding stocks of Wuhan Youji to paid-in capital.

e.	To adjust the weighted average number of shares of Cougar.

3.	Pro-forma Income (Loss) Per Share

Pro-forma income (loss) per share has been calculated using the number of outstanding shares of Cougar immediately after the consummation of the acquisition.